Exhibit 16



Cash Reserve Trust Yield Calculations:


1.       7 day yield at 8/31/96 annualized:

                  [7 days dividends ended 8/31/96 / 7 x 366] / $1.00  (NAV)


                  (.0008842140 / 7 x 366)       = 4.62%
                  -----------------------
                         1.00


2.       Effective yield:
                                              366
                                              ---
                  [base period return + 1]     7        - 1 =

                                      366
                                      ---
                  (.0008842140 + 1)    7   - 1  =   4.73%